Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 No. 333-183388 of Energy Transfer Partners, L.P.
(2) Registration Statement on Form S-3 No. 333-199130 of Energy Transfer Partners, L.P.
(3) Registration Statement on Form S-3 No. 333-199131 of Energy Transfer Partners, L.P.
(4) Registration Statement on Form S-4 No. 333-161706 of Energy Transfer Partners, L.P.
(5) Registration Statement on Form S-8 No. 333-146338 of Energy Transfer Partners, L.P.
(6) Registration Statement on Form S-8 No. 333-159878 of Energy Transfer Partners, L.P.
(7) Registration Statement on Form S-8 No. 333-200849 of Energy Transfer Partners, L.P.
(8) Registration Statement on Form S-4 No. 333-202319 of Energy Transfer Partners, L.P.

of our reports dated February 27, 2015, with respect to the consolidated financial statements of Sunoco LP (not presented separately herein) and the effectiveness of internal control over financial reporting of Sunoco LP, included in this Annual Report (Form 10-K) of Energy Transfer Partners, L.P. for the year ended December 31, 2014.
/s/Ernst & Young LLP
Houston, Texas
February 27, 2015